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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96467) pertaining to the 1988 Stock Option Plan and the 1997 Share Incentive Plan of IOMED, Inc. of our report dated August 8, 2002, with respect to the consolidated financial statements of IOMED, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

/s/ Ernst & Young LLP

Salt Lake City, Utah September 20, 2002

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  EXHIBIT 23.1